As filed with the Securities and Exchange Commission on February 18, 2011.

Registration No. 333—

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	26-4413382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(303) 839-5060

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert P. Vogels

Senior Vice President, Chief Financial Officer

350 Indiana Street, Suite 800

Golden, Colorado 80401

(303) 839-5060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Deborah J. Friedman

Brian Boonstra

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.01 par value	1,190,031(3)	$22.75	$27,073,205.25	$3,143.20

(1)           In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)           In accordance with Rule 457(c), the aggregate offering price of our common stock is estimated solely for calculating the registration fees due for this filing.  For the initial filing of this registration statement, this estimate is based on the average of the high and low sales price of our common stock reported by NYSE Amex on February 14, 2011, which was $22.75 per share.

(3)           Represents shares of common stock that may be sold by the selling stockholders named herein.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated February 18, 2011

PROSPECTUS

1,190,031 Shares

Common Stock

The selling stockholders named herein (the “Selling Stockholders”) may use this prospectus in connection with sales of up to 1,190,031 shares of common stock of Golden Minerals Company (“Golden Minerals,” “we,” “us,” or “our).

The Selling Stockholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters.  We will not receive any proceeds from the sale of shares by the Selling Stockholders.

Our common stock is listed on NYSE Amex under the symbol “AUMN.” Our common stock is also listed on the Toronto Stock Exchange (the “TSX”) under the symbol “AUM”. On February 14, 2011, the last reported sale price of our common stock on NYSE Amex was $ 22.52 per share.

The securities offered in this prospectus involve a high degree of risk.  You should carefully consider the matters set forth in “Risk Factors” on page 3 of this prospectus or incorporated by reference herein in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2011.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. These statements include statements relating to our plans, expectations and assumptions concerning the El Quevar project, the timing and budget for exploration of our portfolio of exploration properties, our expected cash needs, and statements concerning our financial condition, operating strategies and operating and legal risks.

We use the words “anticipate,” “continue,” “likely,” “estimate,” “expect,” “may,” “could,” “will,” “project,” “should,” “believe” and similar expressions to identify forward-looking statements. Statements that contain these words discuss our future expectations, contain projections or state other forward-looking information. Although we believe the expectations and assumptions reflected in those forward-looking statements are reasonable, we cannot assure you that these expectations and assumptions will prove to be correct. Our actual results could differ materially from those expressed or implied in these forward-looking statements as a result of the factors described under “Risk Factors” in this prospectus and other factors set forth in this prospectus, including:

•                  Risks related to the El Quevar project in Argentina, including results of future exploration, economic viability, delays and increased costs, possible negative results of our preliminary economic assessment, and our ability to raise the necessary capital to finance advancement of the El Quevar project;

•                  Results of future exploration at our exploration portfolio properties;

•                  Our ability to retain key management;

•                  Changes in target drilling program expenses and priorities;

•                  Worldwide economic and political events affecting the market prices for silver and other minerals that may be found on our exploration properties;

•                  Political and economic instability and developments in Argentina, Mexico, Peru and other countries in which we conduct our business; and

•                  The factors discussed under “Risk Factors” in our Form 10-K for the year ended December 31, 2010.

Many of these factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

PROSPECTUS SUMMARY

The following is a summary of the pertinent information regarding this offering.  This summary is qualified in its entirety by the more detailed information and financial statements and related notes incorporated by reference into this prospectus.

The Offering

Securities Offered

Up to an aggregate 1,190,031 shares of our common stock offered by the Selling Stockholders, which shares were acquired in a private placement concurrent with the October 2010 public offering of our common stock.

Offering Price	The Selling Stockholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters.
Common Stock Outstanding	15,247,467 shares of common stock, $.01 par value per share, were outstanding as of February 11, 2011.
Dividend Policy	We do not anticipate paying dividends on our common stock in the foreseeable future.
Use of Proceeds	The common stock offered pursuant to this prospectus is being sold by the Selling Stockholders, and we will not receive any proceeds of the offering.

Our principal offices are located in Golden, Colorado at 350 Indiana Street, Suite 800, Golden, CO 80401, and our registered office is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.  Our telephone number is (303) 839-5060.  We also maintain exploration offices in Argentina, Mexico, and Peru.  We maintain a website at www.goldenminerals.com, which contains information about us. Our website and the information contained in and connected to it are not a part of this prospectus.

RISK FACTORS

An investment in the securities offered in this prospectus involves a high degree of risk. For a discussion of the factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Annual Report on Form 10-K for the year ended December 31, 2010. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

THE COMPANY

We are a mineral exploration company with a diversified portfolio of precious metals and other mineral exploration properties located in or near the traditional precious metals producing regions of Mexico and South America. Our management team is comprised of experienced mining professionals with over 125 years of combined experience in mineral exploration, mine construction and development, and mine operations.

We are currently focused on advancement of our 100% controlled El Quevar silver project in northwestern Argentina, and engaged in additional drilling, metallurgical analysis and other advanced exploration work at El Quevar.  From the inception of our exploration activities in 2004 through December 31, 2010, we have spent approximately $33.3 million on exploration and related activities at El Quevar.

In addition to El Quevar, we own and control a portfolio of approximately 16 active exploration properties located primarily in Mexico and South America. Our 100% controlled Zacatecas silver and base metals project in Mexico is at an advanced stage of exploration, with six separate target areas on which we are currently conducting exploration activities, including drilling at the Pánuco target.  We also have approximately 50 reconnaissance properties on which we are conducting preliminary sampling and geological analysis to determine the best potential areas for more detailed exploration.

USE OF PROCEEDS

The proceeds from the sale of common stock that may be offered pursuant to this prospectus will be received directly by the Selling Stockholders, and we will receive no proceeds from the sale of this common stock.

SELLING STOCKHOLDERS

Set forth below is information regarding the names of, and number of shares of common stock owned by, the Selling Stockholders.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering(1)
Selling Stockholders(2)	Number	Percent of Class(3)	Shares Offered Hereby	Number	Percent of Class(3)
Sentient Global Resources Fund III, L.P.(4)	2,673,371	17.53%	1,082,184	1,591,187	10.44%
SGRF III, Parallel I, LP(4)	266,419	1.75%	107,847	158,572	1.04%

(1) Assumes that the Selling Stockholders will sell all of the shares of common stock offered pursuant to this prospectus.  We cannot assure you that the Selling Stockholders will sell all or any of these shares.

(2) The Selling Stockholders are not registered broker-dealers.

(3) Based on 15,247,467 shares of our common stock outstanding as of February 11, 2011.

(4) This information is based on a Schedule 13D/A filed on October 27, 2010 by Sentient Global Resources Fund III, L.P. (“Fund III”), SGRF III, Parallel I, LP (“Parallel I”), and Sentient Executive GP III, Limited (“Sentient Executive”). Fund III beneficially owns 2,673,371 shares of our common stock and Parallel I beneficially owns 266,419 shares of our common stock. Sentient Executive is the general partner of the general partner of Fund III and Parallel I and makes the investment decisions for those entities. Fund III and Parallel I are both Cayman Islands limited partnerships. The sole general partner of each is Sentient GP III, LP, which is a Cayman Islands limited partnership (“GP III”). The sole general partner of GP III is Sentient Executive, which is a Cayman Islands exempted company. Peter Cassidy, Greg Link and Susanne Sesselman are the directors of Sentient Executive. The address of the principal offices of Fund III, Parallel I, GP III and Sentient Executive is: Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South, P.O. Box 10795, George Town, Grand Cayman KY1-1007, Cayman Islands.

On October 22, 2010, concurrent with a public offering of our common stock, we sold in a private placement to the Selling Stockholders, each a fund managed by The Sentient Group, an independent private equity firm in the global resources industry, an aggregate of 1,190,031 shares of our common stock at the public offering price of $18.50 per share. The private placement was made pursuant to a Subscription Agreement, dated October 11, 2010, between Golden Minerals Company and the Selling Stockholders (the “Subscription Agreement”). Following the private placement, the Selling Stockholders owned approximately 19.90% of our outstanding common stock (excluding restricted stock issued pursuant to our equity incentive plan).

Pursuant to a Registration Rights Agreement entered into in connection with the Subscription Agreement, we agreed to register with the Securities and Exchange Commission (the “SEC”) the resale of the common stock purchased by the Selling Stockholders. Therefore, we have prepared and filed this prospectus for the purpose of any such resale by the Selling Stockholders. We cannot estimate the number of shares of common stock that will be held by the Selling Stockholders upon termination of the offering since it is possible that they may not sell any of the shares covered by this prospectus or may acquire or dispose of shares of our common stock not included in this prospectus.  See “Plan of Distribution.” We do not know when or whether, or at what price, any or all of these shares may be sold.

Under a prior agreement with Sentient, we agreed, beginning at our 2011 annual meeting of stockholders and as long as the Selling Stockholders own at least 17% of our outstanding shares of common stock, to nominate one individual designated by the Selling Stockholders for election to our board of directors. The Selling Stockholders also agreed that they will not, until March 18, 2012, acquire additional shares of our common stock if such acquisition would cause their ownership to exceed 22.5% of our outstanding common stock.

PLAN OF DISTRIBUTION

The Registration Rights Agreement requires that we register, under applicable securities laws, the possible resale by the Selling Stockholders of the 1,190,031 shares of common stock acquired by the Selling Stockholders concurrent with our October 2010 public offering. Therefore, we have prepared and filed this prospectus. However, we do not know when or whether any or all of these shares may be sold. We will receive no proceeds from the sale of shares included in this prospectus.  We will pay the registration, filing, listing and printing fees, and our legal and accounting expenses in connection with this offering. We have agreed to maintain the effectiveness of this registration statement until the earlier of (i) the first date on which all of the shares covered by this prospectus are sold pursuant to an effective registration statement registering such securities for resale, or (ii) the first date on which the shares covered by this prospectus may be sold pursuant to Rule 144 without being subject to the volume restrictions set forth in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

The Selling Stockholders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell the common stock directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The Selling Stockholders may effect the distribution of the common stock in one or more of the following methods:

•                   ordinary brokers’ transactions, which may include long or short sales;

•                   transactions involving cross or block trades or otherwise on the open market;

•                   purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts under this prospectus;

•                   “at the market” to or through market makers or into an existing market for the common stock;

•                   in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•                   through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

•                   any combination of the above, or by any other legally available means.

In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the Selling Stockholders.  The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require delivery by such broker-dealers of the common stock, which common stock may be resold thereafter under this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We cannot assure you that the Selling Stockholders will sell any or all of the shares of common stock offered by the Selling Stockholders.

In order to comply with the securities laws of certain states, if applicable, the Selling Stockholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states, the Selling Stockholders may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available to the Selling Stockholders.

Persons participating in the distribution of our common stock offered by this prospectus may engage in transactions that stabilize the price of the common stock.  The anti-manipulation rules of

Regulation M under the Exchange Act may apply to sales of the common stock in the market and to the activities of the Selling Stockholders.

We have not been advised of any selling arrangement at the date of this prospectus between the Selling Stockholders and any broker-dealer or agent.  We will receive no proceeds from the sale of the shares by the Selling Stockholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.01 per share. As of February 11, 2011, there were 15,247,467 shares of our common stock outstanding. This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Delaware law, our Amended and Restated Certificate of Incorporation, and our Bylaws because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Dividend Rights

Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue. Under the terms of our Amended and Restated Certificate of Incorporation and Bylaws, during the one-year period beginning on March 24, 2010, we are not permitted to declare or pay any dividend in respect of our common stock if, after giving effect to such dividend, the aggregate amount of dividends so declared and paid would exceed $1.5 million.

Voting Rights

Each holder of our common stock is entitled to one vote per share. Subject to the rights of the holders of any preferred stock that we may issue, all voting rights are vested in the holders of shares of our common stock. Holders of shares of common stock will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors. In addition, we agreed to nominate, beginning at our 2011 annual meeting of stockholders, one individual designated by the Selling Stockholders for election to our board of directors as long as the Selling Stockholders collectively own at least 17% of our outstanding common stock.

Rights upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of outstanding preferred stock, if any, have received their liquidation preferences in full.

No Preemptive or Similar Rights

Under Delaware law, a stockholder is not entitled to preemptive rights to subscribe for additional issuances of common stock or any other class or series of common stock or any security convertible into such stock in proportion to the shares that are owned unless there is a provision to the contrary in the certificate of incorporation. Our Amended and Restated Certificate of Incorporation does not provide our stockholders with any preemptive or similar rights.

Redemption

Our common stock is not redeemable or convertible.

Restrictions on Certain Transactions

Our Amended and Restated Certificate of Incorporation includes provisions which require supermajority stockholder approval for certain transactions. Until March 24, 2011, we will not be able to enter into any Specified Transaction (defined below) without (i) the unanimous approval of our board of directors and (ii) the affirmative vote of the holders representing at least 75% of the outstanding shares of capital stock entitled to vote generally (considered for this purpose as one class). A “Specified Transaction” means (a) the sale, lease or exchange of all or any substantial part of our property or assets (including, for this purpose, the property or assets of our subsidiaries) in a single transaction or a series of related transactions, or (b) a merger or consolidation to which we are a party, except any merger or consolidation involving us in which our capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

Certain Provisions Governing our Board of Directors until March 24, 2011

Our Amended and Restated Certificate of Incorporation provides that until March 24, 2011, our board of directors must be comprised of six members (unless otherwise required by the rules of any stock exchange on which our shares are listed), including the Chief Executive Officer and five independent directors. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock. Additionally, stockholders may vote to remove a maximum of two directors without cause by the affirmative vote of the holders of 66 2/3% in voting power of outstanding common stock at any time prior to March 24, 2011.

Anti-Takeover Effects of Certain Provisions of the Amended and Restated Certificate of Incorporation and the Bylaws

Some provisions of Delaware law and our Amended and Restated Certificate of Incorporation and Bylaws could make it more difficult for us to be acquired by means of a tender offer, a proxy contest or otherwise or the removal of our incumbent directors and officers.  These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Supermajority Vote for Certain Transactions

As noted above, our Amended and Restated Certificate of Incorporation requires the affirmative vote of holders of at least 75% of our outstanding shares of common stock in order to approve the sale of all or substantially all of our assets or a merger which results in a change of control. This provision will expire after March 24, 2011.

Special Stockholder Meetings

Under our Amended and Restated Certificate of Incorporation and Bylaws, special meetings of stockholders may be called only by our board of directors, other than special meetings called solely for the purpose of removing directors, which may be called by requests of the holders of a majority of the outstanding shares of our common stock.

Election and Removal of Directors

Our Amended and Restated Certificate of Incorporation and Bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors. In addition, our Amended and Restated Certificate of Incorporation and Bylaws provide that vacancies and newly created directorships on the board of directors may be filled only by a majority of the directors then serving on the board (except as otherwise required by law or by resolution of the board). With the exception of certain provisions which govern the operation of our board of directors through March 24, 2011 (see “ — Certain Provisions Governing our Board of Directors until March 24, 2011”), our Amended and Restated Certificate of Incorporation and Bylaws provide that directors may be removed only for cause.

Undesignated Preferred Stock

The authorization of undesignated, or “blank check,” preferred stock will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.  See “Advance Notice Requirements for Stockholder Proposals and Director Nominations.”

No Stockholder Action by Written Consent.

Our Amended and Restated Certificate of Incorporation and Bylaws do not permit stockholders to act by written consent.

No Cumulative Voting.

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to the company secretary between the 120th day and the 90th day before the anniversary of the preceding year’s annual meeting. If, however, the date of the meeting is advanced more than 30 days before, or delayed more than 60 days after, the anniversary of the annual meeting, notice must be delivered between the 120th day before the meeting and the later of the 90th day before the meeting or the 10th day after we publicly announce the date of the meeting. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendments to Amended and Restated Certificate of Incorporation or Bylaws

The affirmative vote of the holders of at least a majority of our issued and outstanding common stock, voting as a single class, is generally required to amend or repeal our Amended and Restated Certificate of Incorporation. The affirmative vote of at least 75% of our outstanding common stock is required to approve amendments to the provisions in our Amended and Restated Certificate of Incorporation that establishes the 75% voting threshold for certain transactions. In addition, under the DGCL, an amendment to our Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Subject to our Bylaws, our board of directors may from time to time make, amend, supplement or repeal our Bylaws by vote of a majority of our board of directors.

LEGAL MATTERS

Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the common stock offered by this prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

Deborah Friedman, our Senior Vice President, General Counsel and Corporate Secretary, devotes approximately half her time to service as our Senior Vice President, General Counsel and Corporate Secretary and approximately half her time to her legal practice at Davis Graham & Stubbs LLP, the firm which has rendered an opinion regarding the legality of the issuance of the shares of common stock offered in this prospectus. We pay a monthly flat fee of $13,333 to the firm for approximately one-half of her time that is devoted to us and pay her customary hourly rate to the firm for any time spent by Ms. Friedman in excess of that threshold. We have been advised that the fees for legal services rendered by various attorneys in the firm, including Ms. Friedman, represented a de minimis amount of the firm’s total revenue for the period from May 1, 2009 (when Ms. Friedman rejoined the firm as an active partner) through the date of this prospectus. In addition, we have awarded to Ms. Friedman 37,600 shares of restricted common stock and 10,000 stock options under our 2009 Equity Incentive Plan.

EXPERTS

The consolidated financial statements of Golden Minerals Company as of December 31, 2010 and 2009 and for the year ended December 31, 2010 and  the 282 day period ended December 31, 2009 and of Apex Silver Mines Limited for the 83 day period ended March 24, 2009 and for the year ended December 31, 2008 included in Golden Minerals Company  Annual Report on Form 10-K for the year ended December 31, 2010, have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The estimates of our mineralized material and resources with respect to the El Quevar project have been included in this prospectus in reliance upon the technical reports prepared by Micon International Limited (“Micon”). Information of an economic, scientific or technical nature in respect of the El Quevar project is included in this prospectus based upon the technical reports prepared by Micon. William J. Lewis and Alan J. San Martin participated on behalf of Micon in the preparation of its technical reports. Each of the foregoing individuals is a “qualified person” for purposes of National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”). Micon and all of its respective employees who participated in the preparation of the technical reports are independent of us, within the meaning of NI 43-101.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. We have filed this registration statement on Form S-3 with the SEC to register our shares of common stock being offered by this prospectus. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also read and copy our Form S-3 registration statement and any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

We also file reports, statements or other information with the Alberta, British Columbia, and Ontario Securities Commissions. Copies of these documents that are filed through the System for

Electronic Document Analysis and Retrieval, or “SEDAR,” of the Canadian Securities Administrators are available at its website at www.sedar.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC are incorporated by reference in this prospectus:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on February 16, 2011;

•                  The description of our common stock contained in our registration statement on Form 8-A filed February 5, 2010 with the SEC under 12(b) of the Securities Exchange Act of 1934 (File No. 001-13627), including any subsequent amendment or report filed for the purpose of updating such description; and

•                  All documents filed by us, subsequent to the filing of the registration statement in which this prospectus is included, including the period from the date of the initial registration statement and prior to effectiveness of the registration statement, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 to any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 to any Current Report on Form 8-K, or included as an exhibit to any Current Report on Form 8-K, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus.  Requests for such copies should be directed to Jerry Danni, Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401, or (303) 839-5060.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the SEC registration fee, are estimates.

SEC Registration Fee	$3,143
Legal Fees and Expenses*	$5,000
Accountants Fees and Expenses*	$5,000
Transfer and Disbursement Agent Fees*	$1,000
Printing and EDGAR Costs*	$2,000
Total*	$16,143

*            Estimated solely for the purposes of this Item 14. Actual expenses may vary.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law, or DGCL, provides that a corporation, in its certificate of incorporation, may eliminate or limit personal liability of members of its board of directors for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching a duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. Article VIII of our Amended and Restated Certificate of Incorporation contains such a provision.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

Article IX of our Amended and Restated Certificate of Incorporation requires that we indemnify our directors and officers to the fullest extent allowed by law and pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. We have obtained insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

In addition, we have entered into indemnification agreements with each of our directors and officers which require us to indemnify our directors and officers to the fullest extent permitted by the DGCL.

ITEM 16.  EXHIBITS

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Micon International Limited
24	Power of Attorney (included in signature page)

ITEM 17.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Golden, State of Colorado on February 18, 2011.

GOLDEN MINERALS COMPANY

By:	/S/ JEFFREY G. CLEVENGER
Jeffrey G. Clevenger
President and Chief Executive Officer

Power of Attorney

Each of the undersigned hereby constitutes and appoints Jeffrey G. Clevenger and Robert P. Vogels, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of Golden Minerals Company, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Golden Minerals Company to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

President and Chief Executive Officer (Principal
/S/ JEFFREY G. CLEVENGER	Executive Officer) and Chairman of the Board of	February 18, 2011
Jeffrey G. Clevenger	Directors

/S/ ROBERT P. VOGELS	Senior Vice President, Chief Financial Officer (Principal
Robert P. Vogels	Financial and Accounting Officer)	February 18, 2011

/S/ W. DURAND EPPLER	Director	February 18, 2011
W. Durand Eppler

/S/ IAN MASTERTON-HUME	Director	February 18, 2011
Ian Masterton-Hume

Director
Kevin R. Morano

/S/ TERRY M. PALMER	Director	February 18, 2011
Terry M. Palmer

/S/ DAVID WATKINS	Director	February 18, 2011
David Watkins

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Micon International Limited
24	Power of Attorney (included in signature page)